Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2/A of our report dated June 30, 2008, relating to the financial statements of Info-Hold, Inc. and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Robert L. White & Associates, Inc.

Cincinnati, Ohio
June 30, 2008